Exhibit 99.1

OMNIQ PARTNERS WITH TRIPSHOT TO PROVIDE A UNIQUE FRICTIONLESS PARKING SOLUTION FOR A MAJOR US TECHNOLOGY COMPANY

SALT LAKE CITY, August 29TH, 2023 — OMNIQ Corp. (NASDAQ: OMQS) (“OMNIQ” or the “Company”), a provider of Artificial Intelligence (AI)-based solutions, announced today that it has partnered with TripShot, a leading transportation demand management (TDM) solution company to provide a unique frictionless parking solution for a major US technology company.

The innovative collaboration with TripShot’s TDM solution combined with omniQ’s Machine Vision technologies including the Vehicle Recognition System (VRS) takes innovative access control solutions and elevates the experience of commuters and campus parking management professionals.

The partnership will provide a seamless delivery of real-time occupancy information to campus parking managers via QR-based or VRSL-based access control systems. Through the TripShot app, commuters can easily procure a QR-code, scan it at the parking gate arm and begin or conclude a parking reservation. This process optimizes parking space utilization and supports commuters with a new level of convenience

Shai Lustgarten, CEO of omniQ stated “We are honored to partner with TripShot as we coordinate to offer the most unique solution on the market today. TripShot brings a pristine reputation of success servicing Fortune 100 companies and a unique product offering. Our combined experience places us in a position of strength to continue to deliver the most innovative products in the market. In addition to providing this capability to one of the most recognizable technology companies in the world, our work involved the integration into a global leading CRM software company. Our new customer will rely on omniQ’s software data, and the CRM platform, which will allow the customer to track, monitor, and manage its operations. This innovative technology will be available to corporate campuses and parking facilities globally, making it easier for drivers to seamlessly secure parking anywhere a parking structure is located. “

“We are excited to partner with OmniQ to support a global tech company’s campuses,” said Patrick Le, Co-Founder and Chief Product and Strategy Officer at TripShot. “Our mutual commitment to customer satisfaction and innovation results in solutions that make using and managing campus parking even easier. This partnership will grow as we continue to expand solutions with other leading companies, universities and more.”

This integration is another step towards a more seamless campus transportation experience during a time of hybrid work and rapidly changing commuting trends. TripShot and OmniQ will continue to grow their partnership to enhance campus TDM and access control technology.

About OMNIQ Corp:

OMNIQ Corp. provides computerized and machine vision image processing solutions that use patented and proprietary AI technology to deliver data collection, real-time surveillance and monitoring for supply chain management, homeland security, public safety, traffic & parking management, and access control applications. The technology and services provided by the Company help clients move people, assets, and data safely and securely through airports, warehouses, schools, national borders, and many other applications and environments.

OMNIQ’s customers include government agencies and leading Fortune 500 companies from several sectors, including manufacturing, retail, distribution, food and beverage, transportation and logistics, healthcare, oil, gas, and chemicals.

The Company currently addresses several billion-dollar markets, including the Global Safe City market, forecast to grow to $67.1 billion by 2028, and the Ticketless Safe Parking market, forecast to grow to $33.5 billion by 2032 and the fast casual restaurant sector expected to reach $209 billion by 2027.

For more information please visit www.omniq.com.

Information about Forward-Looking Statements

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995. Statements in this press release relating to plans, strategies, economic performance and trends, projections of results of specific activities or investments, and other statements that are not descriptions of historical facts may be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.

This release contains “forward-looking statements” that include information relating to future events and future financial and operating performance. The words “anticipate”, “may,” “would,” “will,” “expect,” “estimate,” “can,” “believe,” “potential” and similar expressions and variations thereof are intended to identify forward-looking statements. Forward-looking statements should not be read as a guarantee of future performance or results and will not necessarily be accurate indications of the times at, or by, which that performance or those results will be achieved. Forward-looking statements are based on information available at the time they are made and/or management’s good faith belief as of that time with respect to future events and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements. Examples of forward-looking statements include, among others, statements made in this press release regarding the closing of the private placement and the use of proceeds received in the private placement. Important factors that could cause these differences include, but are not limited to: fluctuations in demand for the Company’s products particularly during the current health crisis, the introduction of new products, the Company’s ability to maintain customer and strategic business relationships, the impact of competitive products and pricing, growth in targeted markets, the adequacy of the Company’s liquidity and financial strength to support its growth, the Company’s ability to manage credit and debt structures from vendors, debt holders and secured lenders, the Company’s ability to successfully integrate its acquisitions, and other information that may be detailed from time-to-time in OMNIQ Corp.’s filings with the United States Securities and Exchange Commission. Examples of such forward looking statements in this release include, among others, statements regarding revenue growth, driving sales, operational and financial initiatives, cost reduction and profitability, and simplification of operations. For a more detailed description of the risk factors and uncertainties affecting OMNIQ Corp., please refer to the Company’s recent Securities and Exchange Commission filings, which are available at https://www.sec.gov. OMNIQ Corp. undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, unless otherwise required by law.

Contact Info:

IR@omniq.com

About TripShot

TripShot is a mobility technology platform that helps transit programs of all sizes—from private company shuttles and campus connectors to universities and public transit agencies—run safely, efficiently and competitively. Founded in 2014, TripShot has grown by serving Fortune 100 companies and building a range of intelligent features for some of the largest private transit networks in the world. TripShot replaces old complex commuter and fleet management systems, by providing a cutting-edge all-in-one platform with the tools managers need to run operations that build driver and rider confidence. Platform solutions include Fixed Route, On Demand Transportation, CAD/AVL, GTFS-RT, Capacity Management, Reservations, Parking and Digital Wallet. Visit TripShot.com to learn more.

Media Contact

Danny Drees

216-372-6209

ddrees@tripshot.com